UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive

Milpitas, CA 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1. Modification of Base Salary and Target Annual Bonus for Thomas K. Barton.

On September 1, 2005, the Compensation Committee of Rackable Systems, Inc. (“Company”) approved a new annual base salary and target annual bonus for its President and Chief Executive Officer, Thomas K. Barton. Effective August 29, 2005, Mr. Barton will receive an annual base salary of $340,000 and his target annual bonus will be $175,000.

2. Modification of Base Salary for Todd R. Ford.

On September 1, 2005, the Company’s Compensation Committee approved a new base salary for its Executive Vice President of Operations and Chief Financial Officer, Todd R. Ford. Effective August 29, 2005, Mr. Ford will receive an annual base salary of $260,500.

3. Amendment of Executive Agreements

Mr. Barton and Mr. Ford are parties to the same form of Option Agreement dated December 23, 2002 (“Option Agreement”) and Employment Agreement dated December 23, 2002 (“Employment Agreement”) with the Company. Mr. Barton and Mr. Ford are each hereinafter referred to as an “Executive,” and the Option Agreements and the Employment Agreements are hereinafter referred to as the “Executive Agreements.” On September 1, 2005, the Company’s Compensation Committee approved amendments to each of the Executive Agreements. The material terms of the amendments of each of the Executive Agreements are as follows:

Amendments to Each Executive’s Option Agreement:

•	Terminates the Company’s repurchase right with respect to Executive’s option shares in the event Executive within two years of his termination violates contractual restrictions on soliciting employees, using Company intellectual property, or competing with the Company.

•	Terminates the requirement that Executive must obtain written board consent prior to transferring or selling any of the Option Shares.

•	Terminates requirement that Executive obtain an opinion of counsel prior to transferring/selling the option shares if Executive is selling under Rule 144.

•	Adds the following restriction on transfer:

During the six months following Executive’s termination of employment with the Company, Executive and any transferee of Executive’s Option Shares may only transfer up to that number of shares equal to the greater of (i) 2.0% of the number of shares of the Company’s common stock outstanding; or (ii) two times the average weekly volume of trading in the Company’s common stock during the four calendar weeks preceding the sale. This clause expires on December 23, 2007.

Amendments to each Executive’s Employment Agreement:

•	Provides that the annual bonus provided for under the Employment Agreement may be paid in quarterly installments.

•	Increases the severance payment upon termination without Cause or resignation for Good Reason from 6 months salary and benefits to 12 months salary and benefits.

•	Provides that, upon termination without Cause or resignation for Good Reason, Executive will receive 12 months accelerated vesting of the Option Shares and will have 12 months to exercise the option after such termination.

•	Deletes a clause requiring Executive’s consent prior to making any revisions to the indemnification provisions of the Company’s Certificate of Incorporation or Bylaws.

The foregoing is a summary description of certain terms of the amendments to the Executive Agreements and is qualified in its entirety by the text of the respective form of amendments attached as Exhibits 10.45 and 10.46 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.45	Form of First Amendment to the Option Agreements between the Company and each of Thomas K. Barton and Todd R. Ford.

10.46	Form of First Amendment to the Employment Agreement between the Company and each of Thomas K. Barton and Todd R. Ford.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: September 8, 2005	By:	/s/ Thomas K. Barton
Thomas K. Barton
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.45	Form of First Amendment to the Option Agreements between the Company and each of Thomas K. Barton and Todd R. Ford.

10.46	Form of First Amendment to the Employment Agreement between the Company and each of Thomas K. Barton and Todd R. Ford.